UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 4, 2024
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Second Amendment and Exchange Agreement

On November 4, 2024, Nauticus Robotics, Inc., a Delaware corporation (the “Company”), entered into a Second Amendment and Exchange Agreement (the “Exchange Agreement"), by and among the Company and a certain institutional investor, pursuant to which such investor will exchange (the "Exchange") the remaining portion of the amount outstanding under the 5% original issue discount senior secured convertible debentures (the “Existing Notes”) and certain other amounts outstanding with respect thereto, in the aggregate amount of $26,180,415 (the “Outstanding Amount”), into 26,180 of Series A preferred convertible stock (the “Series A Preferred Stock”), subject to adjustment with respect to any change in the Outstanding Amount, whether as a result of any additional amounts that may become outstanding under the Existing Notes or any conversion of all, or any part, of the Existing Notes, as applicable, from and after the date of the Exchange Agreement through the closing date of the Exchange, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Agreement further amended the Securities Purchase Agreement dated as of December 16, 2021, as amended, and contained certain covenants of the Company to, among other items, hold one or more stockholder meetings [no later than December 31, 2024 in respect of the shares of the Company’s common stock issuable underlying the Series A Preferred Stock upon conversion.

In addition, on November 4, 2024, the Company entered into Exchange Agreements with two other institutional investors on substantially the same terms, pursuant to which such investors will transfer their Existing Notes to the Company in exchange for a number of shares of Series A Preferred Stock in the aggregate principal amount of $1,836,720 and $5,296,159, respectively.

Series A Preferred Stock

On the closing date of the Exchange, the Company will designate 33,312 shares (subject to adjustment with respect to any change in the Outstanding Amount, whether as a result of any additional amounts that may become outstanding under the Existing Notes or any conversion of all, or any part, of the Existing Notes, as applicable, from and after the date of the Exchange Agreement through the closing date of the Exchange) of the Company’s authorized and unissued preferred stock as Series A Preferred Stock (“Preferred Shares”) and establish the rights, preferences and privileges of the Series A Preferred Stock pursuant to the Certificate of Designations of Rights and Preferences of the Series A Preferred Stock (the “Certificate of Designations”), to be filed with the Secretary of State of the State of Delaware, as summarized below:

General. Each share of Series A Preferred Stock has a stated value of $1,000 per share and, when issued, the Series A Preferred Stock will be fully paid and non-assessable.

Ranking. The Series A Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company, unless the Required Holders (as defined in the Certificate of Designations) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock will be entitled to a 5% per annum dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid. The dividends are payable to each record holder of the Series A Preferred Stock in shares of Common Stock so long as there has been no Equity Conditions Failure (as defined in the Certificate of Designations), and the Company may, at its option, under certain circumstances, capitalize the dividend by increasing the stated value of each Preferred Shares or elect a combination of the capitalized dividend and a payment in dividend shares.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series A Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price (as defined below); subject to certain limitations on beneficial ownership.

Conversion Rights

Conversion at Option of Holder. At any time from and after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), each holder of Series A Preferred Stock may convert all, or any part, of the outstanding Series A Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $1.23, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. The amounts to be converted include unpaid dividends and other charges for the Preferred Shares.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company (the “Board”).

Alternate Conversion at the Holder’s Election. At any time after the Initial Issuance Date, a holder may elect to convert the Series A Preferred Stock held by such holder at the “Alternate Conversion Price” equal to the lesser of:

•the Conversion Price; and
•the greater of:
◦the floor price of $0.246 (the “Floor Price”); and
◦98% of the lowest volume weighted average price ("VWAP") of the Common Stock during the 10 consecutive trading days immediately prior to such conversion.

Alternate Conversion Upon a Triggering Event. Following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series A Preferred Stock at the “Alternate Conversion Price”.

The Certificate of Designations contains standard and customary triggering events (each, a “Triggering Event” including certain Bankruptcy Triggering Event (as defined therein)), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of Indebtedness (as defined in the Exchange Agreement) of the Company, (iv) the Company’s failure to cure a conversion failure of failure to deliver shares of the Common Stock upon conversion, or notice of the Company’s intention not to comply with a request for conversion of any Series A Preferred Stock, and (v) bankruptcy or insolvency of the Company.

From and after the occurrence and during the continuance of any Triggering Event, the Dividend Rate in effect shall automatically be increased to the lesser of 18% per annum and the maximum rate permitted under applicable law.

If at the time of a conversion the Alternate Conversion Price is determined to be the Floor Price because such Floor Price is greater than 98% of the lowest VWAP of a share of Common Stock during the ten (10) trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, then the Conversion Amount (as defined in the Certificates of Designations), shall automatically increase pro rata, by the applicable Alternate Conversion Floor Amount (as defined therein).

Other Adjustments. In connection with the Exchange, the Company has agreed to seek stockholder approval at a special meeting of stockholders to be held not later than December 31, 2024 of the issuance of Conversion Shares at a conversion price below the Conversion Price (the date of such approval, the “Stockholder Approval Date”). If, at any time on or after the date of the Exchange Agreement, the Company issues any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to the New Issuance Price.

If on either of (i) the 30th calendar day after the Initial Issuance Date or (ii) the 60th calendar day after the Initial Issuance Date, as applicable, (each, an “Adjustment Date”), the Conversion Price then in effect is greater than the greater of (A) the Floor Price and (B) the Market Price (as defined therein) then in effect (the “Adjustment Price”), on the Adjustment Date the Conversion Price shall automatically lower to the Adjustment Price.

Bankruptcy Triggering Event Redemption Right. Upon any Bankruptcy Triggering Event, the Company shall immediately redeem in cash all amounts due under the Series A Preferred Stock at a redemption price equal to the greater of (1) 1.25 times the Conversion Amount to be redeemed; and (2) the product of (X) the Conversion Rate (calculated using the lowest Alternate Conversion Price during the period commencing on the 20th Trading Day immediately preceding such public announcement and ending on the date the Company makes the entire redemption payment), multiplied by (Y) 1.25 times the equity value, unless the holder waives such right to receive such payment. The equity value of the Common Stock underlying the Series A Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day during the period commencing on the trading day immediately preceding such Bankruptcy Triggering Event and ending on the date the Company makes the entire payment required.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange such holder’s shares of Series A Preferred Stock for consideration equal to the Change of Control Election Price (as defined in the Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series A Preferred Stock then outstanding at a 25% redemption premium to the greater of (i) the Conversion Amount being redeemed, and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed, multiplied by (2) the equity value of the Common Stock underlying the Series A Preferred Stock. The equity value of the Common Stock underlying the Series A Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day during the period commencing on the trading day immediately preceding the date the Company notifies the holders of the Company’s election to redeem and ending on the trading day immediately prior to the date the Company makes the entire payment required.

Fundamental Transactions. The Certificate of Designations prohibits the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Certificate of Designations).

Voting Rights. The holders of the Series A Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Certificate of Designations) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any Preferred Shares (except as contemplated in the Exchange Agreement) or issue any other securities that would cause a breach or default under the Certificate of Designations.

Reservation Requirements. So long as any Series A Preferred Stock remains outstanding, the Company shall at all times reserve at least 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series A Preferred Stock then outstanding.

November 2024 Debentures

On November 4, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors named therein (the “Debenture Investors”), pursuant to which the Debenture Investors purchased, in a private placement, $1,150,000 in principal amount of debentures, with an option to purchase up to an additional aggregate of $20,000,000 in principal amount of original issue discount senior secured convertible debentures (the “November 2024 Debentures”). The closing of this private placement will occur upon satisfaction of customary closing conditions.

The November 2024 Debentures provide for, among other items: (a) an interest rate of the Prime Rate published in the Wall Street Journal plus 2% per annum, payable quarterly and added to the principal amount of the November 2024 Debentures, and/or in cash, at the Company’s option; (b) conversion by the holder into shares of the Company’s common stock at any time (subject to limitations on conversion described therein); (c) a conversion price of $1.23 (subject to adjustment as provided therein) with shares of the Company’s common stock issuable on conversion determined by dividing 120% of the applicable “conversion amount” (as defined in the November 2024 Debentures) by the conversion price; (d) an alternate conversion price at the lower of (1) $1.23 (subject to adjustment as provided therein) and (2) the greater of a floor price of $0.246 (subject to adjustment as provided therein) and 98% of the lowest VWAP of the Company’s shares of common stock during the applicable 10-trading day period (subject to payment in cash if the applicable VWAP calculation is less than the floor price); (e) a maturity date of September 9, 2026, and (f) an option by the holder to extend the maturity date by an additional year.

In addition, the exercise price of the November 2024 Debentures is subject to customary anti-dilution adjustments, and, in the case of a subsequent equity sale at a per share price below the exercise price, the exercise price will be adjusted to such lower price.

Generally, upon an event of default the outstanding principal, interest, liquidated damages, and other amounts become immediately due and payable in cash (and interest then accrues at the lesser of 18% per annum and the maximum rate permitted under applicable law). The obligations of the Company under the November 2024 Debentures are generally secured by first priority interests, and liens on, all present and after-acquired assets of the Company and its subsidiaries, and are generally guaranteed by the Company’s subsidiaries. The November 2024 Debentures include, among other items, representations, warranties, affirmative and negative covenants, certain adjustments (including in respect of stock dividends, stock splits, and subsequent equity sales and rights offerings, pro rata distributions, and fundamental transactions), certain limitations on share issuances (including prior to stockholder approval), optional redemption, liquidated damages, events of default, and remedies, in each case, as further described in the debenture.

Security Documents
As a condition precedent to the closing of the November 2024 Debentures, the following security documents (the “Security Documents”) were entered into in connection with the November 2024 Debentures:

•the pledge and security agreement, dated as of November 4, 2024, by and among the Company, Nauticus Robotics Holdings Inc, Nautiworks LLC, Nauticus Robotics Fleet LLC, and Nauticus Robotics USA LLC, (collectively the “Debtors”) and ATW Special Situations Management LLC in its capacity as agent for the Debenture Investors(the Collateral Agent") pursuant to which the Debtors agreed to grant a security interest in substantially all of their respective tangible and intangible assets to the Collateral Agent, on behalf of the Debenture Investors;
•the intellectual property security agreement, dated as of November 4, 2024, by and among the Debtors and the Collateral Agent, pursuant to which the Debtors agreed to grant a security interest in certain patents, trademarks, copyrights and other intellectual property to the Collateral Agent, on behalf of the Debenture Investors;
•the subsidiary guarantee, dated as of November 4, 2024, made by the Debtors in favor of the Debenture Investors and the Collateral Agent, and acknowledged and agreed to by the Company;
•the intercreditor agreement, dated as of November 4, 2024, by and among the Collateral Agent and ATW Special Situations Management LLC, in its capacity as agent for certain lenders to the Debtors, and acknowledged and agreed to by the Debtors;
•the intercreditor agreement, dated as of November 4, 2024, by and among the Collateral Agent and Acquiom Agency Services LLC, and acknowledged and agreed to by the Debtors; and
•the intercreditor agreement, dated as of November 4, 2024, by and among the Collateral Agent and ATW Special Situations I LLC, and acknowledged and agreed to by the Debtors.

Each of the Debenture Investors are considered by the Company to have a material relationship with the Company by virtue of each such party's ownership of securities of the Company and involvement in previous financings of the Company, and, in the case of Material Impact, service on the Company’s Board of Directors by an affiliate, which relationships are disclosed in further detail in the Company’s filings with the SEC.

The foregoing descriptions of each of the transaction documents described in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the complete text thereof, copies of which are filed as Exhibits to this Current Report and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference. The exchange transactions described herein were undertaken in reliance upon the exemptions from registration afforded by Section 3(a)(9) of the Securities Act and Regulation D.

The issuance of the November 2024 Debentures pursuant to the SPA will not be registered under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration in entering into the SPA and the Company will rely upon this exemption from registration in issuing such securities based in part on representations made by the Debenture Investors. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 7.01 Regulation FD Disclosure

On November 5, 2024, the Company issued a press release announcing, among other things, the entry into the transactions described herein. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 5, 2024, the Company issued a press release relating to the successful completion of a project in the Gulf of Mexico. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Company continues to explore opportunities for growth including discussions with potential strategic partners and potential merger and acquisition transactions.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act, as amended or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1*+	Form of Second Amendment and Exchange Agreement dated November 4, 2024 by and among Nauticus Robotics Inc. and each of the signatories thereto.
10.2*+	Form of Securities Purchase Agreement dated November 4, 2024, by and among Nauticus Robotics, Inc. and each of the investors listed on the Schedule of Buyers thereto.
10.3	Form of Original Issue Discount Senior Secured Convertible Debenture Due 2026.
10.4
Pledge and Security Agreement, dated as of November 4, 2024, by and among the Company, Nauticus Robotics Holdings Inc., Nautiworks LLC, Nauticus Robotics Fleet LLC, and Nauticus Robotics USA LLC, as Debtors, and ATW Special Situations Management LLC as the Collateral Agent.

10.5
IP Security Agreement, dated as of November 4, 2024, by and among the Company, Nauticus Robotics Holdings Inc., Nautiworks LLC, Nauticus Robotics Fleet LLC, and Nauticus Robotics USA LLC, as Debtors, in favor of ATW Special Situations Management LLC as the Collateral Agent

10.6
Subsidiary Guarantee, dated as of November 4, 2024, by Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, and Nauticus Robotics USA LLC, in favor of ATW Special Situations Management LLC as Collateral Agent

10.7
Intercreditor agreement, dated as of November 4, 2024, by and among the Collateral Agent and ATW Special Situations Management LLC, in its capacity as agent for certain lenders to the Debtors, and acknowledged and agreed to by the Debtors;

10.8	Intercreditor agreement, dated as of November 4, 2024, by and among the Collateral Agent and Acquiom Agency Services LLC, and acknowledged and agreed to by the Debtors; and
10.9	Intercreditor agreement, dated as of November 4, 2024, by and among the Collateral Agent and ATW Special Situations I LLC and acknowledged and agreed to by the Debtors.
99.1	Press Release dated November 5, 2024
99.2	Press Release dated November 5, 2024

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

+ Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2024	Nauticus Robotics, Inc.

	By:	/s/ John Symington
		Name:	John Symington
		Title:	General Counsel